Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 2009 relating to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Appliance Recycling Centers of America, Inc. and Subsidiaries for the fiscal year ended January 3, 2009.

/s/ Baker Tilly Virchow Krause, LLP (formerly known as Virchow, Krause & Company, LLP)

Minneapolis, Minnesota

December 17, 2009